Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA 30339
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Contacts:
Susan O’Farrell, SVP, Treasurer & CFO	Investor Relations:
BlueLinx Holdings Inc.	Caroline Lowden, Director Finance
(770) 953-7000	(770) 953-7522

FOR IMMEDIATE RELEASE

BLUELINX ANNOUNCES SECOND-QUARTER RESULTS
- Net Income of $2.9 million -
- Adjusted EBITDA of $9.8 million -

ATLANTA - August 13, 2015 - BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building products in North America, today reported financial results for the second quarter ended July 4, 2015.

Second Quarter Financial Highlights

•	Net income of $2.9 million, or $0.03 per diluted share

•	Adjusted EBITDA of $9.8 million

•	Revenue of $515.7 million

•	Selling, general, and administrative expenses down $4.3 million, or 7.7% compared to second quarter 2014

•	Excess availability of $65.0 million as of July 4, 2015, an increase of $5 million over year-end 2014

“Our team remains focused on outstanding customer service, top line growth, margin and cost efficiency as we execute our operational initiatives. While the second quarter was relatively flat to our second quarter in 2014, we saw improvement in June following a particularly wet April and May, and we strive to keep that momentum going for the remainder of the year," said Mitch Lewis, President and Chief Executive Officer.

Susan O’Farrell, Senior Vice President and Chief Financial Officer added, “We continue to explore refinancing options as we carefully weigh the timing of our refinancing efforts against the pre-payment penalty of our existing mortgage, which is approximately $1.0 million per month until December 2015.”

Second Quarter Results Compared to Prior Year Period
The Company recorded net income of $2.9 million, or $0.03 per diluted share, in the fiscal second quarter 2015 versus net income in the fiscal second quarter 2014 of $3.2 million, or $0.04 per diluted share, which included a $5.0 million gain on the sale of property.

Adjusted EBITDA for the fiscal second quarter 2015 of $9.8 million versus Adjusted EBITDA of $10.6 million for the same period a year ago.

Gross profit in fiscal second quarter 2015 was $60.0 million, versus $62.0 million in fiscal second quarter 2014. Overall, gross margins were impacted by the decline in unit volumes that occurred in fiscal second quarter 2015.

Revenues for the fiscal second quarter ended July 4, 2015, were $515.7 million, compared to $531.5 million in the fiscal second quarter ended July 5, 2014. Overall, revenue was significantly impacted by structural price decreases of 6.5%, which were partially offset by a structural unit volume increase of 0.9%, primarily in the lumber product category.

Liquidity
As of July 4, 2015, the Company had $65.0 million of excess availability under its asset-based revolving credit facilities.

Conference Call
BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation. Investors can listen to the conference call and view the accompanying slide presentation by going to the BlueLinx web site, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. Investors will be able to access an archived recording of the conference call for one week by calling 404-537-3406, Conference ID# 57441061. The recording will be available two hours after the conference call has concluded. Investors also can access a recording of this call on the BlueLinx website, where a replay of the webcast will be available for 90 days.

Use of Non-GAAP Measures
BlueLinx reports its financial results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The Company also believes that presentation of certain non-GAAP measures, i.e., results excluding certain charges or other nonrecurring events, when appropriate, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, without the impact of significant special items, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides a better baseline for modeling future earnings expectations. Any non-GAAP measures used herein are reconciled in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the Company. Adjusted EBITDA, as we define it, is an amount equal to net income (loss) plus interest expense and related items, income taxes, stock compensation, depreciation and amortization, further adjusted to exclude other non-cash items and certain other adjustments. Adjusted EBITDA is presented herein because we believe it is a useful supplement to cash flow from operations in understanding cash flows generated from operations that are available for debt service (interest and principal payments) and further investment in acquisitions. However, Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP.

About BlueLinx Holdings Inc.
BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. The Company is headquartered in Atlanta, Georgia and operates its distribution business through its network of 48 distribution centers. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its website at www.BlueLinxCo.com.

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to return to profitability, and our guidance regarding anticipated financial results. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’ control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply and/or demand for products that it distributes, general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 3, 2015, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectation or otherwise, except as required by law.

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2015	July 5, 2014	July 4, 2015	July 5, 2014
Net sales	$515,656	$531,494	$970,605	$975,438
Cost of sales	455,673	469,461	860,426	860,729
Gross profit	59,983	62,033	110,179	114,709
Operating expenses:
Selling, general, and administrative	50,675	54,925	100,711	107,122
Gains from sales of property	—	(5,041)	—	(5,251)
Depreciation and amortization	2,438	2,421	4,716	4,773
Total operating expenses	53,113	52,305	105,427	106,644
Net operating income	6,870	9,728	4,752	8,065
Non-operating (income) expenses:
Interest expense	6,690	6,859	13,243	13,313
Other (income) expense, net	29	(40)	387	120
Income (loss) before provision for (benefit from) income taxes	151	2,909	(8,878)	(5,368)
Provision for (benefit from) income taxes	(2,719)	(327)	(2,803)	4
Net income (loss)	$2,870	$3,236	$(6,075)	$(5,372)
Weighted average common shares:
Basic	87,399	85,874	87,282	85,531
Diluted	87,862	86,472	87,282	85,531
Basic and diluted net income (loss) per share applicable to common stock	$0.03	$0.04	$(0.07)	$(0.06)

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	July 4, 2015	January 3, 2015
Assets:
Current assets:
Cash	$2,844	$4,522
Receivables, net of allowances of $3.6 million and $3.1 million, respectively	197,345	144,537
Inventories, net	276,362	242,546
Other current assets	31,680	23,289
Total current assets	508,231	414,894
Property, plant, and equipment:
Land and land improvements	41,219	41,095
Buildings	90,610	90,161
Machinery and equipment	79,431	77,279
Construction in progress	594	1,188
Property, plant, and equipment, at cost	211,854	209,723
Accumulated depreciation	(107,455)	(104,456)
Property, plant, and equipment, net	104,399	105,267
Non-current deferred income tax assets, net	501	501
Other non-current assets	10,435	18,320
Total assets	$623,566	$538,982
Liabilities:
Current liabilities:
Accounts payable	$115,058	$67,291
Bank overdrafts	11,852	27,280
Accrued compensation	4,316	5,643
Current maturities of long-term debt	203,142	2,679
Deferred income taxes, net	518	518
Other current liabilities	13,772	13,831
Total current liabilities	348,658	117,242
Non-current liabilities:
Long-term debt	264,113	403,274
Pension benefit obligation	31,956	41,734
Other non-current liabilities	13,394	12,758
Total liabilities	658,121	575,008
Stockholders’ deficit:
Common Stock, $0.01 par value, Authorized - 200,000,000 shares; Issued - 89,521,404 and 88,748,638 shares, respectively	896	888
Additional paid-in capital	254,380	253,051
Accumulated other comprehensive loss	(28,217)	(34,425)
Accumulated stockholders' deficit	(261,614)	(255,540)
Total stockholders’ deficit	(34,555)	(36,026)
Total liabilities and stockholders’ deficit	$623,566	$538,982

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Six Months Ended July 4, 2015	Six Months Ended July 5, 2014
Cash flows from operating activities:
Net loss	$(6,075)	$(5,372)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	4,716	4,773
Amortization of debt discount and issuance costs	1,506	1,689
Gains from sales of property	—	(5,251)
Severance charges	853	1,276
Intraperiod income tax allocation related to pension plan	(1,134)	(150)
Pension expense	476	450
Share-based compensation expense	1,181	2,873
Other	(643)	232
Changes in operating assets and liabilities:
Receivables, net	(52,808)	(55,209)
Inventories, net	(33,816)	(44,064)
Accounts payable	47,767	39,620
Restructuring liability	(519)	(1,597)
Restricted cash related to insurance and other	(803)	(701)
Prepaid assets	(1,650)	(7,288)
Accrued compensation and other assets and liabilities	(5,298)	390
Net cash used in operating activities	(46,247)	(68,329)
Cash flows from investing activities:
Property, plant, and equipment investments	(1,135)	(1,253)
Proceeds from sale of assets	436	7,213
Net cash provided by (used in) investing activities	(699)	5,960
Cash flows from financing activities:
Repurchase of shares to satisfy employee tax withholdings	(261)	(894)
Repayments on revolving credit facilities	(187,394)	(216,746)
Borrowings from revolving credit facilities	256,647	290,023
Principal payments on mortgage	(8,534)	(8,262)
Payments on capital lease obligations	(1,614)	(1,176)
Increase (decrease) in bank overdrafts	(15,428)	3,202
Decrease (increase) in restricted cash related to the mortgage	1,886	(1,019)
Debt financing costs	(34)	—
Payments on stock offering, less expenses paid	—	(98)
Net cash provided by financing activities	45,268	65,030
Increase (decrease) in cash	(1,678)	2,661
Cash balance, beginning of period	4,522	5,034
Cash balance, end of period	$2,844	$7,695
Supplemental Cash Flow Information
Noncash investing and financing transactions:
Equipment under capital leases	$2,029	$1,107
Debt financing costs	$1,252	$201

BLUELINX HOLDINGS INC.
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(unaudited)

	Quarter Ended		Six Months Ended
	July 4, 2015	July 5, 2014	July 4, 2015	July 5, 2014
	(Dollars in thousands) (unaudited)
Net income (loss)	$2,870	$3,236	$(6,075)	$(5,372)
Adjustments:
Depreciation and amortization	2,438	2,421	4,716	4,773
Interest expense	6,690	6,859	13,243	13,313
Provision for (benefit from) income taxes	(2,719)	(327)	(2,803)	4
Gain from the sale of properties	—	(5,041)	—	(5,251)
Share-based compensation expense, excluding restructuring	519	637	1,135	1,327
Restructuring, severance, debt fees, and other	(36)	2,821	(65)	2,821
Adjusted EBITDA	$9,762	$10,606	$10,151	$11,615